EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Julia Powell, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2021-C20 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Principal Real Estate Investors, LLC, as Primary Servicer for the 888 Figueroa Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 888 Figueroa Mortgage Loan prior to July 14, 2021, LNR Partners, LLC, as Special Servicer for the 888 Figueroa Mortgage Loan on and after July 14, 2021, Wells Fargo Bank, National Association, as Trustee for the 888 Figueroa Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 888 Figueroa Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 888 Figueroa Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 888 Figueroa Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Westchester Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for The Westchester Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Westchester Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Westchester Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for The Westchester Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Westchester Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Grace Building Mortgage Loan, Situs Holdings, LLC, as Special Servicer for The Grace Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Grace Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Grace Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Grace Building Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Grace Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Grace Building Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Miami Design District Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Miami Design District Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Miami Design District Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Miami Design District Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Miami Design District Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Miami Design District Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Miami Design District Mortgage Loan on and after November 1, 2021.

Dated: March 16, 2022

/s/ Julia Powell

Julia Powell

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)